                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                 FOR THE QUARTERS ENDED MARCH 31, 1997 AND 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                1997     1996
                                                              -------- --------
PRIMARY EARNINGS PER SHARE:
Net income................................................... $    479 $    416
                                                              ======== ========
Shares used in the computation (in thousands):
  Weighted average shares outstanding........................  672,690  670,392
  Dilutive effect of common stock equivalents................    7,015    7,656
                                                              -------- --------
    Shares used in computing earnings per share..............  679,705  678,048
                                                              ======== ========
      Primary earnings per share............................. $    .70 $    .61
                                                              ======== ========
FULLY DILUTED EARNINGS PER SHARE:
Net income................................................... $    479 $    416
                                                              ======== ========
Shares used in the computation (in thousands):
  Weighted average common shares outstanding.................  672,690  670,392
  Dilutive effect of common stock equivalents................    7,031    8,066
                                                              -------- --------
    Shares used in computing earnings per share..............  679,721  678,458
                                                              ======== ========
      Fully diluted earnings per share....................... $    .70 $    .61
                                                              ======== ========

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